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                                                                   Exhibit 10(h)

February 2, 2001

Mr. Jon Finley
6393 Oxbow Bend
Chanhassen, MN 55317

Dear Jon,

The Board and Executive Management Team are excited about you joining the Company. More importantly, we all are enthused about a long future with you as President and COO, and CEO. I feel that working in partnership with you, together we will be able to transform Church & Dwight. The enclosed documents outline our offer for the position of President and Chief Operating Officer for Church & Dwight Co., Inc. This letter and attachments, when signed by you, represent our mutual agreement with respect to your employment with Church & Dwight Co., Inc.

We would like you to start on or before April 1, 2001. I know you are concerned about the prospects of moving your family and in the end not being promoted to Chief Executive Officer. To help you make this transition given the uncertainty, Church & Dwight is willing to take several important steps in order to mitigate your concerns. Assuming the Board makes its final decision that you are to be the Company's next CEO, our intention is to make that move at the Annual Stockholders Meeting in May of 2002. The decision to transfer the CEO role to you may be made earlier than May 2002. In order to address your concerns and demonstrate our commitment, we will be:

      - Communicating to Wall Street by September 15, 2001 of our decision to promote you to CEO. As CEO Elect, you will focus on completing the transition of authority from Bob Davies.

      - Willing to incur significant financial penalty as part of the Terms of Employment Agreement. Church & Dwight Co., Inc. will pay the attached including 2.5 times your base salary and full target bonus (100% of base salary) in the event that after September 15, 2001 Church & Dwight decides not to execute the agreed promotion to the CEO position by June 30, 2002 and you have separated from the Company.

      - Church & Dwight also agrees to pay the attached including 1.5 times your annual base salary and a full target bonus (100% of base salary) in the event it is decided not to make you CEO Elect on or before September 15th 2001 resulting in your separation from the Company.

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                                                                      Jon Finley
                                                                February 2, 2001
                                                                          Page 2

      - You will be a Director on the Church & Dwight Co., Inc. Board the first day you start employment

      On April 1st 2001, you will take responsibility for the Arm & Hammer Consumer Products Business. Bob Davies's role will immediately move from leading the A&H division to transitioning leadership of the division to you. Bob's responsibility will be to:

      - Manage the overall issues for the corporation, including your successful transition to CEO

      - Introduce you to Wall Street, customers, partners, bankers and other outsiders

      -     Lead, with you and Zvi, the work required on major acquisitions

      - Transfer to you, Bob's breadth of knowledge about the Company and the industries in which we compete

      - Lead the Specialty Products Division until its transfer to you planned for October 1, 2001

      - Bob Davies will work himself out of the day-to-day management of the Arm & Hammer business.

I am pleased to offer you this position and an attractive package of both direct and indirect benefits. The terms of our employment offer are detailed within the attached documents, which outline our proposed Employment Terms for this position. The offer is contingent upon a satisfactory completion of a drug screening.

I hope you see how clearly committed we are to preparing you to be a very successful Chief Executive Officer of Church & Dwight Co., Inc. I look forward to further discussing this opportunity with you at your earliest convenience.

Sincerely,

/s/ Steven P. Cugine
-------------------------------
Steven P. Cugine
Vice President, Human Resources

SPC:tms
Enclosures

Agreed: /s/ Jon Finley
        -----------------------

Date:   2/15/01
        -----------------------

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                            Church & Dwight Co., Inc.

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                       Employment Agreement for Jon Finley

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
                                                                Proposed Agreement
                                 --------------------------------------------------------------------------------------
Position                         o    President and Chief Operating Officer of Church & Dwight Co., Inc.

Salary                           o    At commencement of employment base salary of $350,000 per annum
                                 o    On January 1, 2002 your base salary will be increased to $375,000

Annual Incentive                 o    Minimum:        0% of salary
                                 o    Target:       100% of salary
                                 o    Maximum:      200% of salary
                                 o    Paid On:     _____ Each year

Deferred sign-on Bonus           o    100,000 stock options at fair market value on grant date: 1st date of employment
                                      -   34,000 will vest when the stock price hits $25 per share
                                      -   33,000 will vest when the stock price hits $27.50 per share
                                      -   33,000 will vest when the stock price hits $30 per share
                                      -   The stock price must be equal to if not greater than the vesting price for at least twenty consecutive trading days for the options to vest
                                      -   If price targets are not satisfied, options will vest at the conclusion of three years, and will run for a ten year term
                                      -   If employment is terminated for any reason, options will vest on such termination. You will be required to exercise those options at the earlier to occur of 3 years from the date of termination, or the date at which the current market price for the stock is $10 greater than the option price. The stock price is defined as the highest price for twenty consecutive trading days.
Long-term Incentives             o    Participation in the 2001 Church & Dwight Co., Inc. Stock Option Grant which will provide 50,000 options at fair market value on grant date, vesting at conclusion of three years, and will run for a ten year term.
                                 o    Your 2002 stock option grant will be no less than 100,000 options at fair market value on grant date, vesting at conclusion of three years, and will run for a ten year term. Ongoing option grant amount will be determined based on the results of the Long-term Incentive competitive market study.

Benefits, etc.                   o    Participation in all company plans and programs (see plan documents-
                                      attached)
                                 o    Relocation expense reimbursement (see program documents-attached)

Termination without "Cause"      o    Base salary to date of termination
by C&D, or for "Good Reason"     o    Base salary continuation for eighteen months
by Executive unrelated to        o    Annual incentive at target (100% of base salary or $350,000)
CIC, Within Six Months of        o    Settlement of deferred compensation
Hire Date                        o    Continued health and life insurance for twenty-four months (or the company will pay the after-tax cost of securing similar benefits)
                                 o    Long-term Incentive options are governed by Grant Agreements and Plans, to the extent, not provided for herein
                                 o    Immediate vesting of benefits (including Company contributions) in Profit

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                            Church & Dwight Co., Inc.

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                       Employment Agreement for Jon Finley

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
                                      Sharing and Saving Plans
                                 o    Relocation expenses back to Minneapolis including all lease termination penalties or real estate expenses of local home sale

Termination without "Cause"      o    Base salary to date of termination
by C&D, or for "Good Reason"     o    Base salary continuation for thirty months
by Executive prior to CIC,       o    Annual incentive at target (100% of base salary)
After Six Months of Hire         o    Settlement of deferred compensation
Date                             o    Continued health and life insurance for twenty-four months (or the company will pay the after-tax cost of securing similar benefits)
                                 o    Long-term incentive options are governed by Grant Agreements and Plans, to the extent not provided for herein
                                 o    Immediate vesting of benefits (including Company contributions) in Profit
                                      Sharing and Savings Plans
                                 o    Relocation expenses back to Minneapolis including all lease termination penalties or real estate expenses of local home sale

Termination Due to Death         o    Base salary to date of death
                                 o    Pro rata annual incentive at target
                                 o    Options continue to vest and are exercisable for three years (but no longer than the term)
                                 o    Options that vest based on stock price will vest at death regardless of the stock price
                                 o    Settlement of deferred compensation
                                 o    Immediate vesting of benefits (including Company contributions) in Profit
                                      Sharing and Savings Plans

Termination Due to Disability    o    Base salary through date of Disability
                                 o    60% of salary (policy to be purchased by
                                      Company for you) to earlier of age 65 or
                                      receipt of Deferred Compensation or Profit
                                      Sharing (see plan documents)
                                 o    Pro rata annual incentive for year of termination at target
                                 o    Retains employee status regarding benefits and deferral until earlier of age
                                      65 or receipt of Deferred Compensation or Profit Sharing (see plan documents)
                                      o If recovers from Disability and not offered previous positions, treated as terminated without "Cause"
                                 o    If offered previous position and refuses, without good cause, assuming timing is adjusted for the length of disability, treated as "Quit"
                                 o    Options continue to vest pursuant to the plan

Termination for Cause            o    Base salary through date of termination
                                 o    Settlement of deferred compensation
                                 o    Vested options exercisable for 30 days
                                 o    Forfeiture of unexercised options and other outstanding awards
                                 o    Subject to clawback of option profits other than Deferred Sign-On Bonus realized (a) within two years prior to or after termination if violation of restrictive covenants (including non-compete) which occurs after

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                            Church & Dwight Co., Inc.

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                       Employment Agreement for Jon Finley

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
                                      termination, or (b) within two years prior to or after violation of restrictive covenants (including non-compete) occurs while employed.

Quit without Good Reason         o    Treated the same as a termination for "Cause"
                                 o    Subject to post-termination clawback if Executive violates restrictive covenants

Within Two Years Following       o    Base salary to date of termination
CIC Termination without          o    2.0x sum of base salary plus target bonus
"Cause" by C&D or for "Good      o    Pro rata annual incentive at target
Reason" by Executive             o    Immediate vesting of all stock options
                                 o    Settlement of deferred compensation
                                 o    Immediate vesting of benefits (including Company contributions) in Profit
                                      Sharing and Savings Plans
                                 o    Continue medical, health and life insurance for 24 months (or the company will pay the after-tax cost of securing similar benefits)

                                                                       Definitions
                                 --------------------------------------------------------------------------------------
Good Reason Within Six Months    o    Failure to make public by September 15th, 2001 our intention to promote you to Chief Executive Officer
                                 o    Decrease in salary or target annual incentive below 100%
                                 o    Material breach of this agreement by Company
                                 o    CIC, requiring relocation more than 35 miles from C&D headquarters
                                 o    Other good cause as set out below

Good Reason After Six Months     o    Failure by C&D to promote to Chief Executive Officer by June 30, 2002 unless executive agrees to an extension.
                                 o    Decrease in salary or target annual incentive below 100%
                                 o    Material breach of this agreement by Company
                                 o    CIC, requiring relocation more than 35 miles from C&D headquarters
                                 o    Other good cause as set out below

Change in Control                o    Any person acquires 50% or more of issued and outstanding voting equity
                                 o    Director composition change of 50% or more over any 24 month period
                                      (unapproved by 2/3's of "Incumbent Directors")
                                 o    Merger, consolidation, sale of all or substantially all assets or other transaction approved by shareholders unless 50% or more continuing ownership

Cause                            o    Termination due to dishonesty, fraud, insubordination, willful misconduct, or refusal to attempt to perform services (any reason other than illness or incapacity) or breach of the executives fiduciary responsibility

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                            Church & Dwight Co., Inc.

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                       Employment Agreement for Jon Finley

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
Competition                      o    Any business within a company or corporation which sells products that competes with the products sold by the Company or any subsidiary or division thereof and for which Executive would perform substantially similar employment functions to those performed at the Company
                                 o    Specific company list to be supplied by the Company

Executive's Obligations          o    Unlimited non-disclosure of confidential information, agreement terms and employee information
                                 o    Unlimited availability for litigation support with after-tax expense reimbursement
                                 o    Non-compete as specified for 24 months if terminated without "Cause"
                                 o    Non-compete as specified for 24 months if terminated for "Cause", and for the remaining Term of Employment if retired
                                 o    Non-solicitation of employees for 24 months
                                 o    Non-disparagement (Mutual)
                                 o    All company materials must be returned prior to final day of employment
                                 o    Subject to clawback of option profits if violation of restrictive covenants occurs while employed or within 24 months after termination date
                                 o    Injunctive relief

Dispute Resolution               o    Arbitration
                                 o    New Jersey courts/laws
                                 o    Your legal costs reimbursed unless action determined to be in bad faith or frivolous

Indemnification                  o    As provided in by-laws
                                 o    D&O coverage and total indemnification provided in by-laws for Officers and
                                      Directors. In addition, the company has purchased an insurance policy coverage of $25 million with company paying excess over coverage.

Other                            o    Executive to execute written release in exchange for all severance payments
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